Exhibit 26

ISSUER PURCHASES OF EQUITY SECURITIES

Use the checkbox to indicate if any officer or director reporting pursuant to section 16(a) of the Exchange Act (15 U.S.C. 78p(a)), or for foreign private issuers as defined by Rule 3b-4(c) (17 CFR 240.3b-4(c)), any director or member of senior management who would be identified pursuant to Item 1 of Form 20-F (17 CFR 249.220f), purchased or sold shares of the class of the issuer’s equity securities that are registered pursuant to section 12 of the Exchange Act and subject of a publicly announced plan or program within four (4) business days before or after the issuer’s announcement of such repurchase plan or program or the announcement of an increase of an existing share repurchase plan or program. ☐

Execution Date	Class of Shares	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as part of Publicly Announced Plans or Programs	Approximate Dollar Value of Shares that May Yet Be Purchased Under Publicly Announced Plans or Programs	Total Number of Shares Purchased on the Open Market	Total Number of Shares Purchased that are Intended to Qualify for the Safe Harbor in Rule 10b-18	Total Number of Shares Purchased Pursuant to a Plan that is Intended to Satisfy the Affirmative Defense Conditions of Rule 10b5-1c(1)(2)

7/3/2023	common stock	66,740	$18.77	66,740	$433,751,353	66,740	66,740	66,740
7/5/2023	common stock	67,014	$18.57	67,014	$432,506,681	67,014	67,014	67,014
7/6/2023	common stock	69,340	$18.08	69,340	$431,252,966	69,340	69,340	69,340
7/7/2023	common stock	68,107	$18.37	68,107	$430,001,609	68,107	68,107	68,107
7/10/2023	common stock	68,097	$18.39	68,097	$428,748,985	68,097	68,097	68,097
7/11/2023	common stock	66,345	$18.81	66,345	$427,501,281	66,345	66,345	66,345
7/12/2023	common stock	65,640	$19.08	65,640	$426,248,712	65,640	65,640	65,640
7/13/2023	common stock	64,990	$19.11	64,990	$425,006,994	64,990	64,990	64,990
7/14/2023	common stock	65,925	$19.00	65,925	$423,754,333	65,925	65,925	65,925
7/17/2023	common stock	64,930	$19.30	64,930	$422,501,437	64,930	64,930	64,930
7/18/2023	common stock	64,490	$19.43	64,490	$421,248,371	64,490	64,490	64,490
7/19/2023	common stock	64,110	$19.54	64,110	$419,995,738	64,110	64,110	64,110
7/20/2023	common stock	65,086	$19.24	65,086	$418,743,438	65,086	65,086	65,086
7/21/2023	common stock	65,425	$19.14	65,425	$417,490,916	65,425	65,425	65,425
7/24/2023	common stock	64,854	$19.38	64,854	$416,233,987	64,854	64,854	64,854
7/25/2023	common stock	64,580	$19.47	64,580	$414,976,646	64,580	64,580	64,580
7/26/2023	common stock	66,010	$18.96	66,010	$413,725,064	66,010	66,010	66,010
7/27/2023	common stock	66,700	$18.81	66,700	$412,470,243	66,700	66,700	66,700
7/28/2023	common stock	66,762	$18.96	66,762	$411,204,329	66,762	66,762	66,762
7/31/2023	common stock	61,200	$19.00	61,200	$410,041,602	61,200	61,200	-
8/1/2023	common stock	61,700	$18.85	61,700	$408,878,792	61,700	61,700	-
8/2/2023	common stock	62,700	$18.52	62,700	$407,717,387	62,700	62,700	-
8/3/2023	common stock	63,200	$18.37	63,200	$406,556,182	63,200	63,200	-
8/4/2023	common stock	63,000	$18.45	63,000	$405,393,775	63,000	63,000	-
8/7/2023	common stock	62,600	$18.56	62,600	$404,232,026	62,600	62,600	-
8/8/2023	common stock	60,000	$18.33	60,000	$403,132,418	60,000	60,000	-
8/9/2023	common stock	63,800	$18.25	63,800	$401,968,374	63,800	63,800	-
8/10/2023	common stock	65,100	$17.88	65,100	$400,804,510	65,100	65,100	-
8/11/2023	common stock	65,500	$17.77	65,500	$399,640,725	65,500	65,500	-
8/14/2023	common stock	66,039	$17.64	66,039	$398,475,758	66,039	66,039	-
8/15/2023	common stock	67,310	$17.31	67,310	$397,310,770	67,310	67,310	-
8/16/2023	common stock	67,272	$17.32	67,272	$396,145,773	67,272	67,272	-
8/17/2023	common stock	67,038	$17.38	67,038	$394,980,787	67,038	67,038	-
8/18/2023	common stock	66,281	$17.58	66,281	$393,815,792	66,281	66,281	-
8/21/2023	common stock	59,705	$17.41	59,705	$392,776,346	59,705	59,705	-
8/22/2023	common stock	67,555	$17.32	67,555	$391,606,348	67,555	67,555	-
8/23/2023	common stock	67,003	$17.46	67,003	$390,436,355	67,003	67,003	-
8/24/2023	common stock	66,123	$17.69	66,123	$389,266,368	66,123	66,123	-
8/25/2023	common stock	67,028	$17.46	67,028	$388,096,374	67,028	67,028	-
8/28/2023	common stock	66,411	$17.62	66,411	$386,926,378	66,411	66,411	-
8/29/2023	common stock	66,332	$17.63	66,332	$385,757,025	66,332	66,332	-

8/30/2023	common stock	66,264	$17.66	66,264	$384,587,041	66,264	66,264	-
8/31/2023	common stock	66,216	$17.63	66,216	$383,419,580	66,216	66,216	-
9/1/2023	common stock	64,650	$18.10	64,650	$382,249,628	64,650	64,650	-
9/5/2023	common stock	65,527	$17.86	65,527	$381,079,637	65,527	65,527	-
9/6/2023	common stock	66,607	$17.57	66,607	$379,909,659	66,607	66,607	-
9/7/2023	common stock	68,186	$17.16	68,186	$378,739,675	68,186	68,186	-
9/8/2023	common stock	68,784	$17.01	68,784	$377,569,687	68,784	68,784	-
9/11/2023	common stock	67,577	$17.32	67,577	$376,399,355	67,577	67,577	-
9/12/2023	common stock	67,761	$17.28	67,761	$375,228,343	67,761	67,761	-
9/13/2023	common stock	67,508	$17.34	67,508	$374,057,430	67,508	67,508	-
9/14/2023	common stock	66,157	$17.70	66,157	$372,886,531	66,157	66,157	-
9/15/2023	common stock	66,207	$17.85	66,207	$371,704,551	66,207	66,207	-
9/18/2023	common stock	66,635	$17.27	66,635	$370,553,684	66,635	66,635	66,635
9/19/2023	common stock	68,200	$17.16	68,200	$369,383,174	68,200	68,200	68,200
9/20/2023	common stock	67,867	$17.24	67,867	$368,213,269	67,867	67,867	67,867
9/21/2023	common stock	69,055	$16.94	69,055	$367,043,333	69,055	69,055	69,055
9/22/2023	common stock	69,629	$16.80	69,629	$365,873,315	69,629	69,629	69,629
9/25/2023	common stock	67,573	$16.91	67,573	$364,730,777	67,573	67,573	67,573
9/26/2023	common stock	69,570	$16.87	69,570	$363,557,034	69,570	69,570	69,570
9/27/2023	common stock	69,825	$16.96	69,825	$362,372,599	69,825	69,825	69,825
9/28/2023	common stock	68,800	$17.22	68,800	$361,188,035	68,800	68,800	68,800
9/29/2023	common stock	68,297	$17.33	68,297	$360,004,558	68,297	68,297	68,297

	Totals	4,164,937	$18.01	4,164,937		4,164,937	4,164,937	1,940,596

(1)
On June 15, 2023, the Company entered into a "Rule 10b5-1 trading arrangement" intended to satisfy the affirmative defense conditions of Rule 10b5-1, pursuant to which the Company purchased the applicable shares from July 3, 2023 to July 28, 2023. This plan terminated on July 28, 2023 in accordance with its terms.

(2)
On September 14, 2023, the Company entered into a "Rule 10b5-1 trading arrangement" intended to satisfy the affirmative defense conditions of Rule 10b5-1, pursuant to which the Company purchased the applicable shares from September 18, 2023 to September 29, 2023. This plan will terminate no later than October 27, 2023, subject to early termination for certain specified events set forth in the plan.